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                                                                     Exhibit 5.2



TRANSOCEAN SEDCO FOREX INC.
(A CAYMAN ISLANDS EXEMPTED COMPANY)
4 GREENWAY PLAZA
HOUSTON, TEXAS 77046
UNITED STATES OF AMERICA


                                                                     19 May 2000

Gentlemen,

VALIDITY OF ISSUE OF ORDINARY SHARES OF TRANSOCEAN SEDCO FOREX INC., A CAYMAN ISLANDS EXEMPTED COMPANY.

As set forth in a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") (the "Registration Statement") by Transocean Sedco Forex Inc., a Cayman Islands exempted company (the "Company"), under the Securities Act of 1993, as amended (the "Act"), relating to (i) unsecured debt securities (the "Debt Securities"), in one or more series, which may be convertible into or exchangeable for the Company's ordinary shares, par value $0.01 per share (the "Ordinary Shares"), the Company's preference shares, par value $0.10 per share (the "Preference Shares"), or other Debt Securities and (ii) Ordinary Shares to be issued and sold by the Company under the Act for an aggregate initial offering price not to exceed $50,938,800, certain legal matters in connection with such Ordinary Shares are being passed upon by us.

In connection with this opinion, we have assumed that (i) the above-listed Registration Statement will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Ordinary Shares offered thereby; (iii) all Ordinary Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;
(iv) a definitive purchase, underwriting or similar agreement with respect to any Ordinary Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (v) there will be sufficient Ordinary Shares authorized for issuance under the Company's memorandum of association and articles of association.

For the purposes of giving this opinion, we have examined the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, we are of the opinion that under the laws of the Cayman Islands:

1. The Company is an exempted company duly registered and validly existing and, based on the certificate issued by the Cayman Islands Registrar of Companies, in good standing under the laws of the Cayman Islands.

2. When offered and issued as described in the Registration Statement, the Ordinary Shares will be recognized as having been duly authorized, and validly issued, fully paid and non-assessable.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and may not be relied upon by any other person without our prior written consent. This opinion is governed by and shall be construed in accordance with the laws of the Cayman Islands.


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We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

                                           Yours faithfully,

                                           /s/ WALKERS


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                                   SCHEDULE 1

                           LIST OF DOCUMENTS EXAMINED


1. The certificate of incorporation, memorandum of association and articles of association of the Company.

2. The certificate of good standing issued by the Cayman Islands Registrar of Companies.

3. The resolutions adopted by the Board of Directors of the Company on February 11, 2000 and on May 10, 2000 (the Resolutions).

4. The contents of the Registration Statement on Form S-3 (Registration No. 333-59001) filed on July 13, 1998 by Transocean Offshore Inc., and adopted by the Company, pursuant to Rule 414 under the Securities Act, with the Securities and Exchange Commission, as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 thereto, are incorporated herein by reference.

5. Such other documents as we have considered necessary for the purposes of rendering this opinion.



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                                   SCHEDULE 2

                                   ASSUMPTIONS

The opinions hereinbefore given are based upon the following assumptions insofar as each such assumption may relate to the opinions given:

1. All original documents are authentic, that all signatures and seals are genuine, that all documents purporting to be sealed have been so sealed and that all copies conform to their originals.

2. The Minute Book of the Company supplied to us by the Company contains a complete record of the business transacted by it.

3. The corporate records of the Company supplied to us by the Company constitute its complete corporate records and that all matters required by law to be recorded therein are so recorded.

4. From the date of the Resolutions no corporate or other action is taken by the Company to amend, alter or repeal the Resolutions and no corporate or other action is taken by the Company except as contemplated by the Registration Statement.